UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2015

PULTEGROUP, INC.
(Exact name of registrant as specified in its Charter)

Michigan	1-9804	38-2766606
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3350 Peachtree Road NE, Suite 150, Atlanta, Georgia 30326
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (404) 978-6400

____________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

_     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

_    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

_    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

_    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On December 10, 2015, Pulte Mortgage LLC (“Pulte Mortgage”), a wholly-owned subsidiary of PulteGroup, Inc., entered into a First Amendment (the “Amendment”) to its Amended and Restated Master Repurchase Agreement ("Repurchase Agreement") with Comerica Bank, as Agent and representative of itself as a Buyer and the other Buyers ("Agent"), and the other Buyers listed therein. The Amendment includes an increase in the maximum aggregate commitment amount from $250 million to $310 million.
As a result of the Amendment, the borrowing capacity increases to $310 million on December 16, 2015, decreases to $175 million on January 19, 2016, and increases to $200 million on July 29, 2016. The purpose for the changes in the commitment amount during the term of the Repurchase Agreement is to lower associated fees during seasonally lower volume periods of mortgage origination activity.
A copy of the Amendment is attached as Exhibit 10.1 hereto and is herein incorporated by reference. The above referenced summary of the material terms of the Repurchase Agreement is qualified in its entirety by reference to Exhibit 10.1.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(d)         Exhibits
10.1 First Amendment to Amended and Restated Master Repurchase Agreement dated December 10, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PULTEGROUP, INC.

Date:	December 14, 2015	By:	/s/ Steven M. Cook
			Name:	Steven M. Cook
			Title:	Executive Vice President, Chief Legal Officer, and Corporate Secretary